Exhibit 10.2

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY OTHER APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, STATE SECURITIES LAWS, RULES AND REGULATIONS.

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation (the “Borrower”), effective as of July 22, 2021 (the “Issuance Date”), hereby unconditionally promises to pay to Conversant Opportunity Master Fund LP (the “Designated Lender”), for itself and/or for one or more of its affiliates that hold the Loan hereunder from time to time, including the undersigned (together with the Designated Lender, individually and collectively, “Payee”), or its registered assigns, at the place and in the manner specified below, or at such other place as Payee may designate from time to time in writing, the principal amount of SEVENTEEN MILLION TWO HUNDRED NINETY-FOUR THOUSAND FIVE HUNDRED FORTY-FIVE DOLLARS ($17,294,545), in accordance with the terms and conditions set forth below together with interest and other amounts set forth herein calculated from the date hereof at the rate and on the dates set forth below.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless the context indicates otherwise, definitions in the UCC (as defined below) apply to words and phrases in this Note; if UCC definitions conflict, UCC Article 8 and/or 9 definitions apply. When used in this Note, the following terms shall have the following meanings, respectively:

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of such Person’s assets or property or to which such Person or any of such Person’s assets or property is subject, and all orders in proceedings in which such Person is a party or by which it or any of such Person’s assets or properties is or may be bound or subject.

“Approved Budget” means the “Capital Senior Living Working Capital Needs Projection, Update: 06/21/2021” attached hereto as Exhibit A, as updated from time to time with the consent of Conversant in its sole discretion.

“Business Day” has the meaning set forth in the Investment Agreement.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Holder (or group of Permitted Holders), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of voting stock of the Borrower representing 30% or more of the combined voting power of all voting stock of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right). For the purposes of this definition “Permitted Holder” means any person or group (as such terms are defined above) that, as of the Issuance Date, is the beneficial owner (as defined above), directly or indirectly, of voting stock of the Borrower representing 10% or more of the combined voting power of all voting stock of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right (as defined above)).

“Collateral” means (x) with respect to the Borrower, collectively, all Equity Interests and other Investment Property; all Accounts; all Chattel Paper; all Deposit Accounts and Securities Accounts and any cash or other Financial Assets on deposit therein or credited thereto; all Commodity Accounts and Commodity Contracts; all Documents; all Equipment; all Fixtures; all General Intangibles; all Goods; all Instruments; all Insurance; all Intellectual Property; all Inventory; all Letter-of-Credit Rights; all Licenses; all Money; all Payment Intangibles; all Permits; all Software; all Supporting Obligations; all books and records of the Borrower pertaining to any of the foregoing; and all Proceeds of any of the foregoing; and (y) with respect to the Pledgor, all Equity Interests of the Specified Subsidiary and all Proceeds thereof; provided that Collateral shall not include: (i) any asset or right if the granting of a security interest or pledge in such asset or right to secure the Obligations would be prohibited by, or breach or violate any law, rule or regulation applicable to the Borrower or any of its subsidiaries or any agreement entered into by the Borrower or any of its subsidiaries with any governmental authority or any other Person or would require the consent, approval, license or authorization of any governmental authority or any other Person; (ii) any assets or rights subject to a Lien that is in effect as of the Issuance Date and disclosed to Conversant in writing securing indebtedness outstanding on the Issuance Date; or (iii) any assets or rights agreed in writing by Conversant to be excluded from the Collateral hereunder.

“Contemplated Investment” means the preferred equity and rights offering contemplated by the Investment Agreement, on the terms and subject to the conditions set forth in the Investment Agreement.

“Conversant” means Conversant Capital LLC, a Delaware limited liability company, as the investment manager of the Payee.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein).

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law of any jurisdiction, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Investment Agreement” means the Investment Agreement, dated as of the date hereof, by and between the Borrower and the Payee, as the same may be amended, supplemented or otherwise modified from time to time.

“Lien” has the meaning set forth in the Investment Agreement.

“Material Adverse Effect” means (a) (i) prior to the Outside Date, any “Material Adverse Effect” of the type described in clause (a) of the definition of such term in the Investment Agreement, and (ii) on or after the Outside Date, any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower (provided, however, that no failure to consummate the transactions contemplated by the Investment Agreement shall constitute or be deemed to contribute to a Material Adverse Effect, or shall otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur under this clause (a)); (b) a material impairment of the rights and remedies of the Payee under this Note, or of the ability of the Borrower or the Pledgor to perform its obligations under this Note; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or the Pledgor of this Note.

“Maturity Date” means the earlier of (a) the closing date of the Contemplated Investment or (b) July 22, 2022.

“Mortgage” means a mortgage, deed of trust or other instrument creating a first priority lien on the Specified Subsidiary Property, securing the Borrower’s Obligations to Payee under this Note, which mortgage, deed of trust or other applicable instrument is on terms and conditions satisfactory to the Payee.

“Multiple on Committed Capital” means a return on investment on the committed capital of the Payee in respect of the Loan, excluding any portion thereof that is applied to the payment of the Specified Payments in accordance with the Approved Budget, as reasonably calculated by Conversant.

“Note” means this Secured Promissory Note, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the provisions hereof.

“Obligations” means all of the Borrower’s liabilities, obligations and indebtedness to Payee under this Note (including, without limitation, the Borrower’s obligation to make payments of principal (including PIK Interest), interest, Premium, fees or expenses to Payee hereunder, whether or not allowed as a claim in any Insolvency Proceeding).

“Outside Date” means the earlier of (i) the Outside Date (as defined in the Investment Agreement) and (ii) the date the Investment Agreement has been terminated in accordance with Section 6.1 thereof.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary).

“Pledgor” means Capital Senior Living Properties, Inc., a Texas corporation.

“Premium” means a payment premium payable by the Borrower in connection with any prepayment or repayment of this Note, whether on, prior to or following the Maturity Date, in an amount equal to (i) in the case of any prepayment or repayment (including any cashless repayment of the Loan, including by issuance of Equity Interests of the Borrower or any of its subsidiaries as contemplated by the Investment Agreement or otherwise) in connection with a closing of the Contemplated Investment, such amount, if any, as would provide for a Multiple on Committed Capital of no less than 1.05x; or (ii) in the case of any other prepayment or repayment not provided for in clause (i) above, or if the Outside Date has occurred, such amount, if any, as would provide for a Multiple on Committed Capital, of no less than 1.20x. For the avoidance of doubt, the Premium cannot be less than zero and, if applicable, would be in addition to any principal (including PIK Interest), accrued interest and other Obligations payable in respect of this Note.

“Specified Payments” means, collectively, the fees and expenses (including reasonable fees and disbursements of legal counsel) payable by the Borrower to the Payee and its affiliates and advisors in connection with this Note, the Contemplated Investment and the other transactions contemplated thereby and related thereto on the Issuance Date in an aggregate amount of $2,294,545.

“Specified Subsidiary” means CSL Shaker Heights, LLC, a Delaware limited liability company.

“Specified Subsidiary Property” means The Woodlands of Shaker Heights, located at 16333 Chagrin Boulevard Shaker Heights, Ohio 44120, and all other real property, fixtures and personal property owned by the Specified Subsidiary from time to time, including all proceeds thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II

TERMS

Section 2.1 Loan. On the date hereof, the Payee agrees to make to the Borrower a loan in a single advance in the principal amount of $17,294,545 (the “Loan”). Amounts repaid hereunder may not be reborrowed.

Section 2.2 Use of Proceeds; Maturity Date. The proceeds of the Loan shall be used (a) to make the Specified Payments and (b) otherwise, solely in accordance with the Approved Budget. The Borrower shall repay the Loan, together with accrued interest and Premium thereon, on or prior to the Maturity Date.

Section 2.3 Interest.

(a)

Interest (computed on the basis of a 365 day-year) shall accrue from and after the Issuance Date on the unpaid principal amount hereof (including PIK Interest) at a fixed rate equal to 15.0% (the “Interest Rate”); provided that any principal amount of the Loan that is applied to the payment of the Specified Payments shall accrue interest at a rate equal to (x) 0% for the period from the Issuance Date until the Outside Date, and (y) the Interest Rate from and after the Outside Date.

(b)

Interest shall be payable (i) on the last day of each month, (ii) on the Maturity Date and (iii) on the date of any prepayment pursuant to Section 2.5 hereof (each, an “Interest Payment Date”). Notwithstanding the foregoing, all interest payments due and payable on any Interest Payment Date prior to the Maturity Date may, at the option of the Borrower, be paid in kind by adding the aggregate amount of such interest payment to the outstanding principal amount of the Loan on the applicable Interest Payment Date (“PIK Interest”), and any such interest payments to the extent not paid in cash on any such Interest Payment Date shall be deemed to have been paid with PIK Interest, and all such PIK Interest shall thereafter accrue interest at the Interest Rate and be treated as principal amount of the Loan for all purposes hereunder.

(c)

Notwithstanding the foregoing, to the extent permitted by Applicable Law, interest at the rate per annum of three (3) percent above the Interest Rate shall accrue and be payable on the outstanding amount of the Obligations hereunder if an Event of Default has occurred and is continuing, including on any Obligations that remain unpaid after the Maturity Date, until the Obligations have been paid in full.

(d)	Notwithstanding the foregoing, in no event shall the interest paid or agreed to be paid hereunder exceed the maximum rate of non-usurious interest permitted by Applicable Law.

Section 2.4 Manner and Place of Payment. All payments to be made by the Borrower under this Note shall be made in United States dollars and in immediately available funds by wire transfer or other similar electronic delivery to an account specified in writing by Conversant, or as otherwise contemplated by the Investment Agreement, without deduction or withholding (other than as required by law). If any payment is due under this Note on any day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

Section 2.5 Prepayments. The principal amount (including PIK Interest) of this Note may be prepaid at the option of the Borrower, at any time and from time to time, in whole or in part, together with accrued and unpaid interest and Premium on the principal amount (including PIK Interest) prepaid.

Section 2.6 IRS Form W-9. Each Payee that is a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue of Code of 1986, as amended) shall provide Borrower with its duly completed and executed Internal Revenue Service Form W-9.

ARTICLE III

DEFAULTS AND REMEDIES

Section 3.1 Events of Default. Each of the following events (each, an “Event of Default”; any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default, a “Default”) shall constitute an Event of Default under this Note:

(a)

the Borrower shall fail to pay when the same becomes due and payable (whether on the Maturity Date or otherwise) (i) any outstanding principal (including PIK Interest) or (ii) if such failure continues for three (3) days, any accrued interest, Premium or other Obligations;

(b)

the Borrower or the Pledgor fails to perform or observe any other covenant or agreement (not specified in clause (a) above) contained in this Note on its part to be performed or observed and such failure continues for ten (10) Business Days following the earlier of the date on which (i) written notice of such failure is delivered to the Borrower by Conversant and (ii) any officer of the Borrower becomes aware of such failure;

(c)	the dissolution or liquidation of, or the taking of any action authorizing, effecting or leading to the dissolution or liquidation of, the Borrower or the Pledgor;

(d)

(i) if an Insolvency Proceeding is commenced by the Borrower or the Pledgor, or (ii) if an Insolvency Proceeding is commenced against the Borrower or the Pledgor and is not dismissed or stayed within thirty (30) days;

(e)

the Borrower fails to make any payment when due (after giving effect to any grace periods) in respect of any other indebtedness of the Borrower having an aggregate principal amount of more than $1,000,000, or fails to observe or perform any other agreement or condition relating to any such indebtedness or any other event occurs, the effect of which default or other event is to cause, or to permit the holders of such indebtedness to cause, such indebtedness to be demanded or to become due prior to its stated maturity; provided, that, this clause (e) shall not apply to any guarantee by the Borrower of any indebtedness of any of its subsidiaries until such time as a court of competent jurisdiction orders the Borrower to pay the beneficiary of any such guarantee an amount in excess of $1,000,000 in respect thereof and the Borrower has failed to make such payment in full as and when due (after giving effect to any grace periods);

(f)

there is entered against the Borrower one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $1,000,000, and, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which such judgment has not been paid or discharged and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(g)	there occurs any or circumstance that has, or would reasonably be expected to have, a Material Adverse Effect;

(h)

any provision of this Note or any Mortgage, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder, ceases to be in full force and effect or ceases to give the Payee the Liens purported to be created on the Collateral hereby, or the Borrower contests in writing the validity or enforceability of any provision of this Note; or the Borrower denies in writing that it has any or further liability or obligation under any provision of this Note or purports to revoke, terminate or rescind this Note; or

(i)	there occurs any Change of Control.

If an Event of Default occurs, the entire unpaid principal sum hereof (including PIK Interest), together with accrued interest and Premium thereon, shall, at the option of Payee upon notice to the Borrower, become immediately due and payable in full; provided that if such event is an Event of Default specified in Section 3.1(c) or (d) above, the entire unpaid principal sum hereof (including PIK Interest), together with accrued interest and Premium, automatically shall become immediately due and payable in full without any action on the part of Payee.

ARTICLE IV

COLLATERAL AND SECURITY

Section 4.1 Granting Clause. To secure the payment of the Obligations relating to this Note when due, whether on the Maturity Date, by acceleration or otherwise, and the performance of all other obligations of the Borrower under this Note, each of the Borrower and the Pledgor does hereby grant, pledge and assign to the Designated Lender, for the benefit of itself and each other Payee, and does hereby create a continuing security interest in favor of the Designated Lender, for the benefit of itself and each other Payee in, all of its right, title and interest in and to the Collateral. This Article IV is intended to constitute a security agreement within the meaning of Article 9 of the UCC. Each of the Borrower and the Pledgor hereby authorizes the Payee to file, and if requested will deliver to the Payee, all financing statements (which may describe the collateral as “all assets” of the Borrower) and other documents and take such other actions as may from time to time be deemed necessary or reasonably requested by the Payee in order to maintain a first priority perfected security interest in and to the Collateral (and shall provide to the Payee thirty (30) days’ prior written notice of any change in its name or type or jurisdiction of organization).

Section 4.2 Use of Collateral. Subject to the terms hereof, each of the Borrower and the Pledgor will have the right to remain in possession and deal with all or any portion of the Collateral securing this Note, to freely operate the Collateral and to collect, invest and dispose of any income therefrom, provided that, without the prior written consent of Conversant, neither the Borrower nor the Pledgor shall sell, transfer or otherwise dispose of any of the Equity Interests of the Specified Subsidiary or any material portion of the Specified Subsidiary Property.

Section 4.3 Release of Collateral. The Collateral shall be released, at the Borrower’s sole cost and expense, from the lien and security interest created hereunder upon the payment in full of the Obligations (including as a result of the consummation of the Contemplated Investment).

Section 4.4 Representations and Warranties. Each of the Borrower and the Pledgor hereby represents and warrants to the Payee that it is the absolute sole legal and beneficial owner of the Collateral and has exclusive right, title, interest and benefit present and future in, to and under the Collateral free and clear of any and all mortgages, pledge, Liens, charges, encumbrances, right of set off or any security interest or claims other than those in favor of the Payee, and other than liens for taxes or other charges arising by operation of law or charges not yet due (collectively, “Permitted Liens”).

Section 4.5 Covenants of the Borrower and Pledgor.

(a)

Except for the security interest created by this Note and other security interests existing on the Issuance Date and disclosed to Conversant in writing or that are otherwise consented to by Conversant in writing in connection with the Investment Agreement (or permitted by Section 3.10(h) thereof), neither the Borrower nor the Pledgor shall, without the prior written consent of Conversant, create or suffer to exist any Lien upon or with respect to any of the Collateral (other than any Permitted Liens), and the Borrower and the Pledgor shall defend the Collateral against all Persons at any time claiming any interest therein.

(b)

The Borrower shall not, without the prior written consent of Conversant, incur any indebtedness for borrowed money except for (A) the indebtedness created by this Note, (B) other indebtedness existing on the Issuance Date and disclosed to Conversant in writing (including any refinancing of such indebtedness that does not increase the principal amount thereof), and (C) indebtedness that is otherwise consented to by Conversant in connection with the Investment Agreement or permitted by Section 3.10(h) thereof.

(c)

Neither the Borrower nor the Pledgor shall take or permit any action which could materially impair the Payee’s Lien on or other rights as a secured creditor in the Collateral, which shall include permitting the Equity Interests of the Specified Subsidiary to be treated as securities for purposes of Article 8 of the UCC. If, notwithstanding the foregoing, the Equity Interests of the Specified Subsidiary are or become securities under Article 8 of the UCC, the Borrower and the Pledgor shall immediately notify Conversant thereof and take such actions as Conversant shall reasonably request to ensure the first priority perfected nature of the Payee’s lien in the Equity Interests of the Specified Subsidiary.

(d)

From and after the Outside Date or after any Default or Event of Default has occurred and is continuing, the Borrower and the Pledgor shall, within thirty (30) days of any written request by Conversant and at the Borrower’s sole cost and expense, cause the Specified Subsidiary to execute and deliver a Mortgage with respect to the Specified Subsidiary Property and deliver evidence that such Mortgage has been recorded in the appropriate recording office or submitted to the title company for recordation in the applicable recorder’s office, together with such title insurance lender’s policy, legal opinions and other documents and instruments as Conversant shall reasonably request to confirm the first priority perfected lien thereof.

(e)	The Borrower shall immediately notify Conversant upon becoming aware of any Default or Event of Default.

(f)

The Borrower and the Pledgor shall, from time to time and at its own expense, promptly execute and deliver all further instruments, documents or notices, and shall furnish such further information, as may be reasonably necessary, or as Conversant may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, including with respect to the Specified Subsidiary Property in accordance with clause (d) above, and the priority thereof, or to enable the Payee to exercise and enforce the Payee’s rights and remedies hereunder with respect to any Collateral.

Section 4.6 Rights and Remedies of the Payee Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default the Payee shall have all the rights and remedies provided for herein or in any Mortgage or other collateral document or otherwise available to it at law or in equity, and all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any obligations hereunder then owing, whether by acceleration or otherwise.

ARTICLE V

MISCELLANEOUS

Section 5.1 Loss of Note. Upon receipt by the Borrower of notice of the loss of this Note, the Borrower will make and deliver a new Note of like tenor in lieu of this Note.

Section 5.2 Costs and Expenses. Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Conversant or the Payee, including the reasonable fees, charges and disbursements of counsel, in connection with the preparation and administration of this Note and any collateral or ancillary documents or filings executed and/or delivered in connection herewith, including any Mortgage, or any amendments, modifications or waivers of the provisions of this Note or any such other documents or filings (it being understood that any expenses payable by the Borrower to Conversant and its affiliates prior to the Outside Date are expected to be reimbursed under the Investment Agreement and any payments made under this clause (i) shall be without duplication of such reimbursements) and (ii) all expenses incurred by Conversant or the Payee, including the fees, charges and disbursements of counsel, in connection with the enforcement, collection or protection of its rights in connection with the this Note and any collateral or ancillary documents or filings executed and/or delivered in connection herewith, including any Mortgage, and the defense and enforcement of the security interests created hereby or by any Mortgage, collection of the Obligations, and defense, enforcement and collection of the Collateral or the Specified Subsidiary Property, including all expenses incurred during any workout, restructuring or negotiations in respect thereof. Payments due in accordance with this Section 5.2 shall be payable within ten (10) Business Days of the receipt by Borrower of an invoice or other written demand for such payment.

Section 5.3 Notices. All notices, requests, claims, demands and other communications hereunder to any party shall be deemed sufficient if contained in a written instrument delivered electronically or by nationally recognized overnight courier addressed to such party at:

if to the Borrower or the Pledgor, to:

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

Attention: General Counsel

Email: [Redacted]

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Steven A. Seidman

Laura H. Acker

Email:      sseidman@willkie.com; lacker@willkie.com

if to the Payee, to:

Conversant Capital LLC

25 Deforest Avenue

Summit, New Jersey 07901

Attention: Keith O’Connor

Email:       [Redacted]

with copies to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

Attention: John M. Bibona

Email:       john.bibona@friedfrank.com

Section 5.4 Severability. Whenever possible and equitable, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Section 5.5 Amendment; Modification. This Note may not be modified or amended except in writing and with the consent of the Borrower and Payee.

Section 5.6 Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and Payee and their respective heirs, successors, transferees and assigns.

Section 5.7 Transfers. Payee may transfer this Note or any portion hereof at any time to any Person, and any such transfer shall be effected by the surrender of this Note to the Borrower whereupon the Borrower shall either reissue this Note in the name of the transferee or shall issue a new note in the name of the transferee (and, if only a portion of this Note is transferred, shall also issue a new note in the name of Payee); provided that, prior to the Outside Date, the Payee may not transfer this Note or any portion hereof to any Person (other than an affiliate of Conversant) without the prior written consent of Borrower. Conversant, acting solely for this purpose as a non-fiduciary agent of the Borrower shall maintain at Conversant’s office a register for the recordation of the names and addresses of the lenders of, and principal amounts (and stated interest) of the Loan owing to, each lender pursuant to the terms hereof from time to time. The Borrower may not transfer or assign any of its obligations under this Note. Any transfer of this note not in accordance with this Section 5.7 shall be void ab initio.

Section 5.8 Surrender. Upon cancellation or full payment of this Note, Payee agrees to surrender this Note to the Borrower for cancellation.

Section 5.9 Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 5.10 Waiver Of Jury Trial. EACH OF THE BORROWER, THE PLEDGOR AND PAYEE, BY ITS ACCEPTANCE OF THIS NOTE HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 5.10.

Section 5.11 Applicable Law; Consent to Jurisdiction. This Note and any disputes arising out of or relating to this Note and the transactions contemplated hereby (whether in contract, tort, or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the any conflict or choice of law principles of the State of Delaware or otherwise that would result in the application of any laws other than the laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court in the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Note and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.2 of the Investment Agreement shall be deemed effective service of process on such party.

Section 5.12 Counterparts; Integration; Effectiveness. This Note may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note by e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Borrower and the Pledgor has caused this Note to be duly executed and delivered by its proper and duly authorized officer on the date first written above.

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Kimberly S. Lody
Name:	Kimberly S. Lody
Title:	President and Chief Executive Officer

CAPITAL SENIOR LIVING PROPERTIES, INC.

By:	/s/ David R. Brickman
Name:	David R. Brickman
Title:	Vice President and Secretary

[Signature Page to Secured Promissory Note]

Agreed and Accepted:

CONVERSANT OPPORTUNITY MASTER FUND LP
By: Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Manager

CONVERSANT DALLAS PARKWAY (A) LP
By: Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Manager

CONVERSANT DALLAS PARKWAY (B) LP
By: Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name:	Michael Simanovsky
Title:	Manager

[Signature Page to Secured Promissory Note]